Exhibit 5.1

HUNTON ANDREWS KURTH LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218 FILE NO: 058036.0000021

May 24, 2019

Insmed Incorporated

10 Finderne Avenue, Building 10

Bridgewater, New Jersey 08807

Insmed Incorporated

Public Offering of 9,615,385 Shares of Common Stock

Ladies and Gentlemen:

We have acted as special Virginia counsel to Insmed Incorporated, a Virginia corporation (the “Company”), in connection with the Company’s issuance and sale of 9,615,385 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), pursuant to (i) the Registration Statement on Form S-3 (File No. 333-218118) filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 19, 2017 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), as amended by Post-Effective Amendment No. 1 thereto, filed with the Commission on January 22, 2018 (as so amended, the “Registration Statement”), and (ii) the prospectus, dated January 22, 2018, contained in the Registration Statement and the prospectus supplement thereto, dated May 21, 2019 (collectively, the “Prospectus”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things, (i) the Company’s Articles of Incorporation, as amended through the date hereof, (ii) the Company’s Amended and Restated Bylaws, as amended through the date hereof, (iii) the Registration Statement, (iv) the Prospectus, (v) the Underwriting Agreement, dated May 21, 2019 (the “Underwriting Agreement”), by and among the Company, William H. Lewis, as a selling shareholder, and Morgan Stanley & Co. LLC, SVB Leerink LLC and Goldman Sachs & Co. LLC, as managers of the several underwriters named therein (collectively, the “Underwriters”), (vi) resolutions of the Company’s Board of Directors and pricing committee thereof and (vii) a certificate issued by

ATLANTA  AUSTIN  BANGKOK  BEIJING  BOSTON  BRUSSELS  CHARLOTTE  DALLAS  DUBAI  HOUSTON  LONDON  LOS ANGELES

MIAMI  NEW YORK  NORFOLK  RESEARCH TRIANGLE PARK  RICHMOND  SAN FRANCISCO  THE WOODLANDS  TYSONS  WASHINGTON, DC

www.HuntonAK.com

the Clerk of the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) on May 24, 2019 to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing.

For purposes of the opinions expressed below, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to authentic original documents of all documents submitted to us as certified, electronic or photostatic copies and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of certain documents by the Company).

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates of public officials.  Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1.                                      The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia.

2.                                      The Shares have been duly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to (i) the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K filed on the date hereof, (ii) the incorporation by reference of this opinion into the Registration Statement and (iii) the reference to our firm under the heading “Legal Matters” in the Registration Statement and the Prospectus.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

This opinion is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP